EXHIBIT 99.1

Insmed to Release Fourth Quarter and Year End Financial Results

Tuesday March 15, 7:00 am ET

Wednesday, March 16

RICHMOND, Va.—(BUSINESS WIRE)—March 15, 2005—Insmed (Nasdaq:INSM—News) announced today that it will release fourth quarter and year end financial results Wednesday, March 16, after market close. The Company will host a conference call on Thursday, March 17, at 9:00 a.m. Eastern Time to discuss operating results for the 2004 fiscal year. Interested investors can listen to the call over the internet from Insmed’s investor relations website at www.insmed.com or by dialing 800-946-0722 (domestic) or 719-457-2647 (international). A telephonic replay of the call will be available for one week at 888-203-1112 (domestic) or 719-457-0820 (international), passcode: 7048463. A web replay of the call will be available through the corporate website beginning at 11:00 a.m.

About Insmed Incorporated

Insmed Incorporated is a biopharmaceutical company focused on the development of drug candidates for the treatment of metabolic diseases and endocrine disorders with unmet medical needs. For further information about Insmed please visit the company’s corporate website at www.insmed.com.

Contact:

Insmed Incorporated

Baxter Phillips, 804-565-3041